Exhibit 16.1

June 1, 2022

U.S. Securities and Exchange Commission

100 F Street, NE

Washington, DC 20549

Ladies and Gentlemen:

We have read Item 4.01 of Form 8-K dated June 1, 2022, of Live Oak Bancshares, Inc. and are in agreement with the statements therein concerning Dixon Hughes Goodman LLP, BKD, LLP and FORVIS, LLP.

/s/ FORVIS, LLP (formerly, Dixon Hughes Goodman LLP)

Raleigh, NC